                               POWER OF ATTORNEY

        I hereby constitute and appoint each of Brian Gavin and Peter Koffler, signing singly, my true and lawful attorney-in-fact:

        (1)     to execute for and on my behalf, in my capacity as a trustee, officer or other reporting person of Blackstone Alternative
                Alpha Fund, Blackstone Alternative Alpha Fund II, or Blackstone
                Alternative Alpha Master Fund, each a Massachusetts business trust, (each, a "Fund"), Forms 3, 4 and 5 in accordance with
                Section 16(a) of the Securities Exchange Act of 1934, as
                amended, and the rules thereunder, and Section 30(h) of the
                Investment Company Act of 1940, as amended;

        (2)     to do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form
                3, 4 or 5 to and timely file such Form with the United States
                Securities and Exchange Commission (the "SEC");

        (3)     do and perform any and all acts for and on behalf of the
                undersigned that may be necessary or desirable to file for
                Access Codes to the SEC EDGAR System, including but not limited to the completion, execution and timely delivery of a statement of authentication to the Commission in order to obtain such
                EDGAR Access Codes; and

        (4)     to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
                attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf
                pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is any Fund assuming, any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Fund securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

        IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 12 day of April, 2016.

                                        /s/ Ian S. Morris
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                                             Signature

                                        Ian S. Morris
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                                             Print Name